UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

GENERAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2015, General Cable Corporation, a Delaware corporation (the “Company”), and certain of its U.S., Canadian and European subsidiaries amended the Company’s existing asset-based revolving credit facility (“Credit Facility”) and entered into Amendment No. 5 to Amended and Restated Credit Agreement, as amended, (“Amendment No. 5”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A., in process of conversion) organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the Company and those certain other subsidiaries of the Company party thereto, the several lenders and financial institutions party thereto (“Lenders”) and JPMorgan Chase Bank, N.A., as “Administrative Agent.” For purposes of this Form 8-K, the Amended and Restated Credit Agreement, as amended, shall be referred to as the “Credit Agreement.”

The primary purpose of Amendment No. 5 is to provide that no consent of lenders will be required for each divestiture or sale (or series of related sales to the same or affiliated person) of the Company’s assets in Asia and Africa having a fair market value in excess of $50 million (“Permitted Divestiture”). Among other requirements, a Permitted Divestiture will not require consent if the Company can certify as to pro forma compliance with the Fixed Charge Coverage Ratio test contained in Section 6.12 of the Credit Agreement, both before and after giving effect to the sale, and the sale and the application of proceeds are made in full compliance with the indentures for the Company’s senior notes and subordinated notes.

Amendment No. 5 also generally provides that if the net proceeds from a Permitted Divestiture are received by any loan party, the borrowers shall prepay the obligations as set forth in Section 2.11(e) of the Credit Agreement in an aggregate amount equal to 100% of the net proceeds to the extent the obligations are then outstanding. Amendment No. 5 further provides that the aggregate amount of letters of credit that the Company and its subsidiaries may borrow under the Credit Agreement is $250 million, with sub limits of $142.5 million by U.S. subsidiaries, $32.5 million by Canadian subsidiaries, and $75 million for European subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, which is filed as Exhibit 99.1 to this Form 8-K.

From time to time, in the ordinary course of their business, certain Lenders or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Amendment No. 5 to Amended and Restated Credit Agreement, dated March 9, 2015 by and among General Cable Industries, Inc., General Cable Company Ltd., Grupo General Cable Sistemas, S.L., ECN Cable Group, S.L., Silec Cable SAS, Norddeutsche Seekabelwerke GmbH, the Company and those certain other subsidiaries of the Company party thereto, the several lenders and financial institutions party thereto, and JP Morgan Chase Bank, N.A, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

March 13, 2015	/s/ Brian J. Robinson
Brian Robinson
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated March 9, 2015 by and among General Cable Industries, Inc., General Cable Company Ltd., Grupo General Cable Sistemas, S.L., ECN Cable Group, S.L., Silec Cable SAS, Norddeutsche Seekabelwerke GmbH, the Company and those certain other subsidiaries of the Company party thereto, the several lenders and financial institutions party thereto, and JP Morgan Chase Bank, N.A, as Administrative Agent.